Ex-10.11

EXECUTION VERSION

FORBEARANCE AGREEMENT

dated as of September 30, 2010

TBS International Limited

Commerce Building, One Chancery Lane

Hamilton HM 12 Bermuda

Re:                             Forbearance Agreement (this “Forbearance Agreement”)

Ladies and Gentleman:

Reference is hereby made to: (a) those certain extensions of credit made pursuant to and as evidenced by, inter alia, (i) that certain Amended and Restated Credit Agreement, dated as of March 26, 2008 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), among Albemarle Maritime Corp. and each of the other entities identified on the signature pages thereof as Borrowers, TBS International plc and TBS International Limited, as guarantors (collectively, “Holdings”), TBS Shipping Services Inc., as Administrative Borrower, each of the financial institutions party thereto as lenders, Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), Citibank, N.A. and DVB Group Merchant Bank (Asia) Ltd., as co-Syndication Agents, TD Banknorth, N.A., as Documentation Agent and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager; and (b) those certain interest rate swap transactions (collectively, the “Transactions”) entered into in connection with and pursuant to that certain Master Agreement (on the 2002 ISDA form as amended) dated as of June 28, 2005 (together with the Schedules thereto and the Confirmations thereunder, and as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Master Agreement”) among the Borrowers and TBS International Limited (collectively, the “Swap Parties” and each a “Swap Party”) and Bank of America, N.A. (“Bank of America”).

Each Swap Party has advised Bank of America and hereby acknowledges that (a) the Loan Parties (as defined in the Credit Agreement) have (i) failed to pay the installment of principal due under the Credit Agreement on September 30, 2010, and (ii) the Loan Parties and certain other subsidiaries of the Loan Parties failed to pay certain amounts due under certain other Indebtedness of such entities and (b) as a result of such failures, and the occurrence of Defaults and Events of Default under the Credit Agreement and such other Indebtedness, Events of Default under Sections 5(a)(ii)(1), 5(a)(iii)(1) and 5(a)(vi) of the Master Agreement have occurred and are continuing (the “Specified Defaults”).  The Swap Parties agree that, but for the terms of this Forbearance Agreement, Bank of America may proceed to enforce its rights and remedies under the Master Agreement.  Notwithstanding the foregoing, the Swap Parties have requested that Bank of America forbear from enforcing its rights and remedies under the Master Agreement and the Credit Support Documents and applicable laws (the “Forbearance”) on the terms and conditions set forth herein.  In response to such request, Bank of America hereby agrees to refrain from enforcing such rights and remedies until the Forbearance Termination Date (as hereinafter defined), upon the following terms and conditions:

§1.  Definitions.  All capitalized terms used herein without definition that are defined in the Master Agreement shall have the same meanings herein as therein.

§2.  Ratification of Existing Agreements.  The Swap Parties confirm and agree that the obligations, as evidenced by or otherwise arising under the Master Agreement and the Credit Agreement  are, by the Swap Parties’ execution of this Forbearance Agreement, ratified and confirmed in all respects.  In addition, by the execution of this Forbearance Agreement, each of the Swap Parties represents and warrants that no counterclaim, right of set-off (other than those arising under the Master Agreement) or defense of any kind exists or is outstanding as of the Forbearance Effective Date (as defined below) with respect to such obligations.

§3.  Representations and Warranties.  All of the representations and warranties made by each of the Swap Parties in the Master Agreement and the Credit Support Documents are true and correct on the date hereof as if made on and as of the date hereof, except with respect to the occurrence of the Specified Defaults and to the extent that any of such representations and warranties relate by their terms to a prior date they shall be true and correct as of such prior date.

§4.  Forbearance Obligations.  Subject to all of the other terms and conditions set forth herein, and solely with respect to the Specified Defaults, Bank of America agrees to forbear from exercising its rights and remedies under the Master Agreement and the Credit Support Documents until that date (the “Forbearance Termination Date”) which is the earliest to occur of (i) November 15, 2010, (ii) the failure after the date hereof of any of the Swap Parties to comply with any of the terms or undertakings of this Forbearance Agreement, (iii) the failure after the date hereof of any of the Swap Parties to comply with any of the terms or undertakings of any forbearance or similar agreement with the Administrative Agent under the Credit Agreement or the expiration, for any reason, of any forbearance or similar period referred to therein and (iv) the occurrence after the date hereof of any Default or Event of Default  under the Master Agreement (other than the Specified Defaults), (each of the foregoing conditions described in the immediately preceding clauses (i)-(iv) being referred to as a “Forbearance Termination Event”).  Upon the Forbearance Termination Date, the agreements of Bank of America to forbear from exercising its rights and remedies in respect of the Specified Defaults set forth herein shall automatically, without the requirement of any notice to any Swap Party, terminate and Bank of America shall be free in its sole and absolute discretion to proceed to enforce any or all of its rights and remedies set forth in this Forbearance Agreement, the Master Agreement or the Credit Support Documents and applicable law.

§5.  Covenants.  Each of Bank of America and the Swap Parties hereby covenant and agree with and for the benefit of Bank of America, notwithstanding anything to the contrary contained in the Master Agreement or the Credit Support Documents, as follows:

(a)           Compliance with Master Agreement. Each Swap Party will, and will cause each of its Subsidiaries to, comply and continue to comply with all of the terms, covenants and provisions contained in the Master Agreement and each Credit Support Document to which each is a party and any other instruments evidencing or creating any obligations pursuant to such documents except as such terms, covenants and provisions are expressly modified in Section 4 or this Section 5.

(b)           Further Assurances. Each Swap Party will, and will cause its Subsidiaries to, at any time or from time to time execute and deliver such further instruments, each in form and substance satisfactory to Bank of America, and take such further action as Bank of America may reasonably request, in each case further to effect the purposes of this Forbearance Agreement, the Master Agreement and the Credit Support Documents.

§6.  Conditions to Effectiveness.  Bank of America and the Swap Parties agree that the forbearance obligations of Bank of America herein shall be effective upon the satisfaction of each of the following conditions precedent, each in form and substance satisfactory to Bank of America, on September 30, 2010 (the “Forbearance Effective Date”):

(a)           The Swap Parties and Bank of America shall have executed and delivered this Forbearance Agreement.

(b)           The applicable Subsidiaries (as defined in the Credit Agreement) of the Loan Parties shall have entered into amendments, waivers, forbearances or other modifications reasonably satisfactory to Bank of America of each loan agreement evidencing the existing Indebtedness (as defined in the Credit Agreement) of such Subsidiaries of the Loan Parties described on Schedule 7.02 of the Credit Agreement and any other material Indebtedness of such Subsidiaries (including, without limitation, the various loan agreements among certain Subsidiaries of Holdings and The Royal Bank of Scotland plc, DVB Group Merchant Bank (Asia) Ltd., Credit Suisse, AIG Commercial Equipment Finance, Inc, Commerzbank AG and Berenberg Bank) deferring or forbearing any rights with respect to the failure to make any payments of principal due under such loan agreements to a date which is no earlier than the Forbearance Termination Date, and Bank of America shall have received a signed Officer’s Certificate, certified by a duly authorized officer of Holdings to be true and complete, attaching true, correct and complete fully executed copies of each such amendment, forbearance, waiver and modification to each such loan agreement.

(c)           Bank of America shall have received evidence that all corporate action necessary for the valid execution and delivery by the Swap Parties of this Forbearance Agreement and the performance of the transactions contemplated hereby and thereby shall have been taken.

(d)           Bank of America shall have received payment for the fees, and expenses including, without limitation, fees and expenses incurred by their counsel and their restructuring advisors and other consultants, for which invoices or estimates therefor have been provided to the Swap Parties on or prior to the Forbearance Effective Date.

(e)           The representations and warranties of each of the Swap Parties in the Master Agreement and the Credit Support Documents shall be true and correct as of the Forbearance Effective Date, except with respect to the occurrence of the Specified Defaults referred to herein and to the extent that any of such representations and warranties relate by their terms to a prior date they shall be true and correct as of such prior date.

(f)            There shall have occurred no Default or Event of Default under the Master Agreement other than the Specified Defaults.

§8.  No Present Claims; Release.  The Swap Parties hereby acknowledge and agree that, as of the date hereof: (a) none of the Swap Parties or any of their Affiliates has any claim or cause of action against Bank of America (or any of its directors, officers, employees, attorneys or agents); (b) none of the Swap Parties or any of their Affiliates, has offset rights (other than those arising under the Master Agreement), counterclaims or defenses of any kind against any of their obligations, indebtedness or liabilities to Bank of America; and (c) Bank of America has heretofore properly performed and satisfied in a timely manner all of its obligations to the Swap Parties and each of their Affiliates.  Bank of America wishes (and the Swap Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the rights, interests, contracts, collateral security or remedies of Bank of America.  Therefore, the Swap Parties, each on its own behalf and on behalf of each of its respective successors and assigns, hereby waives, releases and discharges Bank of America and all of its directors, officers, employees, attorneys and agents, from any and all claims, demands, actions or causes of action on or before the date hereof and arising out of or in any way relating to the Master Agreement and any other documents, instruments, agreements (including this Forbearance Agreement), dealings or other matters connected with the Master Agreement, including, without limitation, all known and unknown matters, claims, transactions or things occurring on or prior to the date of this Forbearance Agreement related to the Master Agreement.  The waivers, releases, and discharges contained in this paragraph shall be effective regardless of any other event that may occur or not occur prior to, or on or after the date hereof.

§9.  Expenses.  The Swap Parties jointly and severally agree to pay on demand all expenses incurred by Bank of America in connection with the transactions contemplated by this Forbearance Agreement and in connection with any amendments or waivers (whether or not the same become effective) hereof and all expenses incurred by Bank of America in connection with the enforcement of any rights hereunder, including, without limitation, (i) the cost and expenses of preparing and duplicating this Forbearance Agreement, (ii) the reasonable legal fees and all charges for costs, expenses and disbursements of Bingham McCutchen LLP, special counsel to Bank of America, in connection with the transactions contemplated by this Forbearance Agreement and any amendments, modifications, approvals, consents or waivers hereunder,  and (iii) all expenses, costs and liabilities, incurred by Bank of America in connection with (A) the interpretation and administration of and exercise, enforcement or preservation of rights under this Forbearance Agreement against any of the Swap Parties or any of their officers or employees party thereto or the administration thereof whether before or after the occurrence of a Default or Event of Default and (B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the relationship of Bank of America with the Swap Parties.

§10.  Amendments.  This Forbearance Agreement shall not be amended without the written consent of Bank of America.

§11.  No Waiver.  Except as otherwise expressly provided for in this Forbearance Agreement, nothing in this Forbearance Agreement shall extend to or affect in any way any of the rights or obligations of the Swap Parties or any of Bank of America’s obligations, rights and remedies arising under the Master Agreement.  Bank of America shall not be deemed to have waived any or all of its rights or remedies with respect to any Default or Event of Default under the Master Agreement existing on the date hereof or arising hereafter.

§12.  Marshalling.  Bank of America shall not be required to marshal any present or future collateral security for the Swap Parties’ obligations to Bank of America under the Master Agreement or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights in respect of such collateral security shall be cumulative and in addition to all other rights, however existing or arising.  To the extent that they lawfully may, the Swap Parties hereby agree that they will not invoke any law relating to the marshalling of collateral which might cause delay in or impede Bank of America’s rights under any document, agreement or instrument evidencing or securing the Swap Parties’ obligations to Bank of America under the Master Agreement and, to the extent that it lawfully may, each of the Swap Parties hereby irrevocably waives the benefits of all such laws.

§13.  Miscellaneous.

(a)           THIS FORBEARANCE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK,  (WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b)           This Forbearance Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Forbearance Agreement by facsimile, telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Forbearance Agreement.

(c)           The failure to comply with the covenants contained herein shall constitute an Event of Default under the Master Agreement; and all obligations included in this Forbearance Agreement (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Master Agreement.

(d)           Wherever possible, each provision of this Forbearance Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Forbearance Agreement shall be prohibited by or rendered invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Forbearance Agreement.

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If you are in agreement with the foregoing, please sign and return the enclosed copy of this Forbearance Agreement to Bank of America.

The Swap Parties:

TBS INTERNATIONAL LIMITED

By:	/s/ Ferdinand V. Lepere
Name:	Ferdinand V. Lepere
Title:

ALBEMARLE MARITIME CORP.
ARDEN MARITIME CORP.
AVON MARITIME CORP.
BIRNAM MARITIME CORP.
BRISTOL MARITIME CORP.
CHESTER SHIPPING CORP.
CUMBERLAND NAVIGATION CORP.
DARBY NAVIGATION CORP.
DOVER MARITIME CORP.
ELROD SHIPPING CORP.
EXETER SHIPPING CORP.
FRANKFORT MARITIME CORP.
GLENWOOD MARITIME CORP.
HANSEN SHIPPING CORP.
HARTLEY NAVIGATION CORP.
HENLEY MARITIME CORP.
HUDSON MARITIME CORP.
JESSUP MARITIME CORP.
MONTROSE MARITIME CORP.
OLDCASTLE SHIPPING CORP.
QUENTIN NAVIGATION CORP.
RECTOR SHIPPING CORP.
REMSEN NAVIGATION CORP.
SHEFFIELD MARITIME CORP.
SHERMAN MARITIME CORP.
STERLING SHIPPING CORP.
STRATFORD SHIPPING CORP.
VEDADO MARITIME CORP.
VERNON MARITIME CORP.
WINDSOR MARITIME CORP.

By:	/s/ Ferdinand V. Lepere
Name:	Ferdinand V. Lepere
Title:	Attorney-in-Fact

BANK OF AMERICA, N.A.

By:	/s/ Robert L. Wallace, J.r
Name:	Robert L. Wallace, J.r
Title:	Senior Vice President